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                                                                      EXHIBIT 10




                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated January 23, 2001 with respect to the financial statements of American General Annuity Insurance Company, and March 21, 2001 with respect to the financial statements of A.G. Separate Account A (formerly AGA Separate Account A) included in Post-Effective Amendment No. 2 to the Registration Statement (Form N-4, Nos. 333-70801/811-8862) of A.G. Separate Account A.



                                                     /s/  ERNST & YOUNG LLP
                                                     ----------------------

Houston, Texas
April 18, 2001